UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2008

FLOWSERVE CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-13179	31-0267900
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O'Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 443-6500

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 27, 2008, Flowserve Corporation (the “Company”) issued a press release announcing earnings for the fourth quarter and year ending December 31, 2007. The press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 2.02 and the Exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 of the Securities Exchange Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.

Item 7.01.	Regulation FD Disclosure.

On February 27, 2008, the Company issued a press release announcing that on February 26, 2008 its Board of Directors had declared a cash dividend of $0.25 per share payable on April 9, 2008 to shareholders of record at the close of business on March 26, 2008. The Company also announced in the press release that its Board of Directors had authorized a program to repurchase up to $300 million of shares of the Company’s outstanding common stock. The share repurchase program does not have an expiration date and the Company reserves the right to limit or terminate the repurchase program at any time without notice. A copy of this press release is furnished as Exhibit 99.2 to this Form 8-K, which is incorporated by reference into this Item 7.01.

The information in this Item 7.01 and the Exhibits attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 of the Securities Exchange Act of 1934, except to the extend as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on February 27, 2008, furnished pursuant to Item 2.02 of this Form 8-K.

99.2	Press Release issued by the Company on February 27, 2008, furnished pursuant to Item 7.01 of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: February 28, 2008

By: /s/ Tara D. Mackey

Tara D. Mackey Vice President, Assistant Corporate Secretary and Compliance Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on February 27, 2008, furnished pursuant to Item 2.02 of this Form 8-K.

99.2	Press Release issued by the Company on February 27, 2008, furnished pursuant to Item 7.01 of this Form 8-K.